UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signatures	4

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Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	Annual Shareholders’ Meeting – May 5, 2022

(b)

Directors elected at the meeting are as follows: James S. Abernethy, Robert C. Abernethy, Kim Boyd-Leaks, Douglas S. Howard, John W. Lineberger, Jr., Gary E. Matthews, Billy L. Price, Jr. MD, Larry E. Robinson, William Gregory Terry, Dan Ray Timmerman, Sr. and Benjamin I. Zachary

At the May 5, 2022 Annual Shareholders’ Meeting the following items were submitted to a vote of shareholders:

1)	Election of Directors:

	Votes For	Votes Against	Votes Withheld	Broker Non-votes
James S. Abernethy	4,160,056	-	211,227	687,362
Robert C. Abernethy	4,149,837	-	221,446	687,362
Kim Boyd-Leaks	4,188,023	-	183,260	687,362
Douglas S. Howard	4,162,501	-	208,782	687,362
John W. Lineberger, Jr.	4,217,437	-	153,846	687,362
Gary E. Matthews	4,246,638	-	124,645	687,362
Billy L. Price, Jr. MD	4,235,009	-	136,274	687,362
Larry E. Robinson	4,245,505	-	125,778	687,362
William Gregory Terry	4,132,333	-	238,950	687,362
Dan Ray Timmerman, Sr.	4,161,368	-	209,915	687,362
Benjamin I. Zachary	4,235,503	-	135,780	687,362

2)	Participation in advisory (non-binding) vote to approve the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement
Votes For – 3,795,250; Votes Against – 442,966; Votes Abstained – 133,067; Broker Non-votes – 687,362

3)	Ratification of appointment of Independent Registered Public Accounting Firm – Elliott Davis, PLLC
Votes For – 4,935,343; Votes Against – 11,718; Votes Abstained – 111,584; Broker Non-votes – 0

(c)	Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 6, 2022	By:	/s/ Jeffrey N. Hooper
Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

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